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                                  EXHIBIT (21)

                              LIST OF SUBSIDIARIES

                                                  STATE OR OTHER JURISDICTION OF
NAME                                               INCORPORATION OR ORGANIZATION
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
Reyna Capital Corporation                                                  Ohio

Reyna Funding, L.L.C.                                                      Ohio

Reynolds and Reynolds (Canada) Limited                                   Canada

Reynolds and Reynolds Holdings, Inc.                                   Delaware

Reynolds Vehicle Registration, Inc.                                        Ohio
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